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                                                                    Exhibit 99.1

                                    FORM OF
                                  VIATEL, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 19, 1999

    The undersigned stockholder of Viatel, Inc. ("Viatel"), revoking all prior proxies, hereby appoints Michael J. Mahoney, Sheldon M. Goldman and James P. Prenetta, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Viatel which the undersigned is entitled to vote at the special meeting of stockholders to be held in the Beekman Room at the Hotel Intercontinental, 111 East 48th Street, New York, New York, on Friday, November 19, 1999, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Special Meeting dated October 15, 1999, and the related Joint Proxy Statement/Prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting or upon any other business that may properly be brought before the meeting by the Viatel board of directors. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIATEL, INC. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE VIATEL BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated on the reverse side.)
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To approve the issuance of Viatel common stock under
the Agreement and Plan of Merger, dated as of August
27, 1999, by and among Viatel, Inc., a wholly-owned
subsidiary of Viatel, Inc. and Destia Communications,
Inc. and to approve any other transaction described
in the Merger Agreement.
                                                           For  Against  Abstain
The shares represented by this proxy will be voted         | |    | |      | |
as directed or, if no direction is given with respect to the proposal set forth above, will be voted for such proposal.

                                 Change of Address and/or Comments Mark Here | |

                  Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

                  If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

                  DATED___________________________________________________, 1999

                  SIGNED________________________________________________________

                           VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. | |

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.